Exhibit 99.1

Teradyne Reports Second Quarter 2025 Results

•
Revenue and earnings above mid-point of Q2 guidance ranges
•
Semiconductor Test drove better than expected results in Q2
•
Strength in Compute expected to drive stronger second half results

	Q2'25	Q2'24	Q1'25
Revenue (mil)	$652	$730	$686
GAAP EPS	$0.49	$1.14	$0.61
Non-GAAP EPS	$0.57	$0.86	$0.75

NORTH READING, Mass. – July 29, 2025 – Teradyne, Inc. (NASDAQ: TER) reported revenue of $652 million for the second quarter of 2025 of which $492 million was in Semiconductor Test, $75 million in Robotics, and $85 million in Product Test. GAAP net income for the second quarter of 2025 was $78.4 million, or $0.49 per diluted share. On a non-GAAP basis, Teradyne’s net income for the second quarter of 2025 was $91.6 million, or $0.57 per diluted share, which excluded acquired intangible asset amortization, restructuring and other charges, and included the related tax impact on non-GAAP adjustment.

“Our Semiconductor Test Group drove better than expected results in the second quarter. System-on-a-Chip (SOC), primarily for artificial intelligence applications, was the strongest growth driver,” said Teradyne CEO, Greg Smith. “Visibility into the remainder of the year has improved, and demand in compute, networking and memory is strengthening. The exact timing of program ramps and capacity adds remain uncertain, but we believe that AI will drive strong second half performance for Teradyne."

Guidance for the third quarter of 2025 is revenue of $710 million to $770 million, with GAAP net income of $0.62 to $0.80 per diluted share and non-GAAP net income of $0.69 to $0.87 per diluted share. Non-GAAP guidance excludes acquired intangible asset amortization and amortization on our investment in Technoprobe, as well as the related tax impact on non-GAAP adjustments.

Webcast

A conference call to discuss the second quarter results, along with management’s business outlook, will follow at 8:30 a.m. ET, July 30, 2025. Interested investors should access the webcast at www.teradyne.com and click on "Investors" at least five minutes before the call begins. Presentation materials will be available starting at 8:30 a.m. ET. A replay will be available on the Teradyne website at www.teradyne.com/investors.

Non-GAAP Results

In addition to disclosing results that are determined in accordance with GAAP, Teradyne also discloses non-GAAP results of operations that exclude certain income items and charges. These results are provided as a complement to results provided in accordance with GAAP. Non-GAAP income from operations and non-GAAP net income exclude acquired intangible assets amortization, restructuring and other, ERP related expenses, inventory step-up, pension mark-to-market adjustment, discrete income tax adjustments, and includes the related tax impact on non-GAAP adjustments. GAAP requires that these items be included in determining income from operations and net income. Non-GAAP income from operations, non-GAAP net income, non-GAAP income from operations as a percentage of revenue, non-GAAP net income as a percentage of revenue, and non-GAAP net income per share are non-GAAP performance measures presented to provide meaningful supplemental information regarding Teradyne’s baseline performance before gains, losses or other charges that may not be indicative of Teradyne’s current core business or future outlook. These non-GAAP performance measures are used to make operational decisions, to determine employee compensation, to forecast future operational results, and for comparison with Teradyne’s business plan, historical operating results and the operating results of Teradyne’s competitors. Non-GAAP diluted shares include the impact of Teradyne’s call option on its shares. Management believes each of these non-GAAP performance measures provides useful supplemental information for investors, allowing greater transparency to the information used by management in its operational decision making and in the review of Teradyne’s financial and operational performance, as well as facilitating meaningful comparisons of Teradyne’s results in the current period compared with those in prior and future periods. A reconciliation of each available GAAP to non-GAAP financial measure discussed in this press release is contained in the attached exhibits and on the Teradyne website at www.teradyne.com by clicking on “Investor Relations” and then selecting “Financials” and the “GAAP to Non-GAAP Reconciliation” link. The non-GAAP performance measures discussed in this press release may not be comparable to similarly titled measures used by other companies. The presentation of non-GAAP measures is not meant to be considered in isolation, as a substitute for, or superior to, financial measures or information provided in accordance with GAAP.

About Teradyne

Teradyne (NASDAQ:TER) designs, develops, and manufactures automated test equipment and advanced robotics systems. Its test solutions for semiconductors and electronics products enable Teradyne's customers to consistently deliver on their quality standards. Its advanced robotics business includes collaborative robots and mobile robots that support manufacturing and warehouse operations for companies of all sizes. For more information, visit teradyne.com. Teradyne® is a registered trademark of Teradyne, Inc., in the U.S. and other countries.

Safe Harbor Statement

This release contains forward-looking statements including statements regarding Teradyne’s future business prospects, financial performance or position and results of operations. You can identify forward-looking statements by their use of forward-looking words such as “anticipate,” “expect,” “plan,” “could,” “may,” “will,” “believe,” “estimate,” “goal” or other comparable terms. Forward-looking statements in this press release address various matters, including statements regarding Teradyne’s financial guidance. Investors are cautioned that such forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements due to known and unknown risks, uncertainties, assumptions, and other factors. Such factors include, but are not limited to, macroeconomic factors and slowdowns or downturns in economic conditions generally and in the markets in which Teradyne operates; decreased or delayed product demand from one or more significant customers; a slowdown or inability in the development, delivery and acceptance of new products; the ability to grow the Robotics business; the impact of increased research and development spending; the impact of epidemics or pandemics such as COVID-19; the impact of a supply shortage on our supply chain and contract manufacturers; the consummation and success of any mergers or acquisitions; unexpected cash needs; the business judgment of the board of directors that a declaration of a dividend or the repurchase of common stock is not in Teradyne’s best interests; changes to U.S. or global tax regulations or guidance; the impact of any tariffs or export controls imposed by the U.S. or China; the impact of U.S. Department of Commerce or other government agency regulations relating to Huawei, HiSilicon and other customers or potential customers; the impact of U.S. Department Commerce export control regulations for certain U.S. products and technology sold to military end users or for military end-use in China; the impact of the current conflicts in Israel; the impact of regulations published by the U.S. Department of Commerce relating to semiconductors and semiconductor manufacturing equipment destined for certain end uses in China.

The risks included above are not exhaustive. For a more detailed description of the risk factors associated with Teradyne, please refer to Teradyne’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024. Many of these factors are macroeconomic in nature and are, therefore, beyond Teradyne’s control. We caution readers not to place undue reliance on any forward-looking statements included in this press release which speak only as to the date of this press release. Teradyne specifically disclaims any obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.

TERADYNE, INC. REPORT FOR SECOND FISCAL QUARTER OF 2025

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Quarter Ended			Six Months Ended
	June 29, 2025	March 30, 2025	June 30, 2024	June 29, 2025	June 30, 2024
Net revenues	$651,797	$685,680	$729,879	$1,337,477	$1,329,698
Cost of revenues (exclusive of acquired intangible assets amortization shown separately below) (1)	278,785	270,344	304,035	549,128	564,572
Gross profit	373,012	415,336	425,844	788,349	765,126
Operating expenses:
Selling and administrative (2)	157,782	157,257	154,470	315,039	303,658
Engineering and development	118,382	118,188	111,816	236,570	215,015
Acquired intangible assets amortization	3,733	4,573	4,664	8,306	9,361
Restructuring and other (3)	2,372	14,515	2,012	16,887	6,440
Loss (gain) on sale of business (4)	—	—	(57,486)	—	(57,486)
Operating expenses	282,269	294,533	215,476	576,802	476,988
Income from operations	90,743	120,803	210,368	211,547	288,138
Interest and other (income) expense (5)	(5,816)	1,779	(9,035)	(4,037)	(4,167)
Income before income taxes	96,559	119,024	219,403	215,584	292,305
Income tax provision	12,260	14,544	33,130	26,804	41,835
Income before equity in net earnings of affiliate	$84,299	$104,480	$186,273	$188,780	$250,470
Equity in net earnings of affiliate	(5,927)	(5,584)	—	(11,511)	—
Net income	$78,372	$98,896	$186,273	$177,269	$250,470

Net income per common share:
Basic	$0.49	$0.61	$1.18	$1.10	$1.61
Diluted	$0.49	$0.61	$1.14	$1.10	$1.54
Weighted average common shares - basic	159,967	161,501	157,804	160,734	155,426
Weighted average common shares - diluted (6)	160,135	161,996	163,470	161,065	162,909

Cash dividend declared per common share	$0.12	$0.12	$0.12	$0.24	$0.24

(1)
Cost of revenues includes:

	Quarter Ended			Six Months Ended
	June 29, 2025	March 30, 2025	June 30, 2024	June 29, 2025	June 30, 2024
Provision for excess and obsolete inventory	$7,402	$4,945	$3,261	$12,347	$9,438
Inventory step-up	343	216	—	560	—
Sale of previously written down inventory	(1,105)	(324)	(592)	(1,429)	(1,314)
	$6,640	$4,837	$2,669	$11,478	$8,124

(2)
For the quarters ended June 29, 2025, and March 31, 2025, selling and administrative expenses included $1.1 million and $0.7 million, respectively, of expenses directly related to a planned ERP system implementation. For the six months ended June 29, 2025, selling and administrative expenses included $1.8 million of expenses directly related to a planned ERP system implementation. For the six months ended June 30, 2024, selling and administrative expenses included an equity charge of $1.7 million for the modification of Teradyne executives' retirement agreements.

(3)
Restructuring and other consists of:

	Quarter Ended			Six Months Ended
	June 29, 2025	March 30, 2025	June 30, 2024	June 29, 2025	June 30, 2024
Employee severance (a)	$2,320	$11,395	$2,012	$13,715	$4,038
Lease terminations	72	1,142	—	1,214	—
Acquisition and divestiture related expenses	(422)	1,972	—	1,550	2,214
Other	402	6	—	408	187
	$2,372	$14,515	$2,012	$16,887	$6,440

(a)
For the three months ended March 30, 2025, employee severance relates primarily to Robotics restructuring which impacted approximately 150 employees. For the six months ended June 29, 2025, employee severance relates primarily to Robotics restructuring which impacted approximately 150 employees.
(4)
On May 27, 2024, Teradyne sold Teradyne's Device Interface Solution ("DIS") business, a component of the Semiconductor Test segment, to Technoprobe S.p.A. ("Technoprobe"), for $85.0 million, net of cash and cash equivalents sold and a working capital adjustment.

(5)
Interest and other includes:

	Quarter Ended			Six Months Ended
	June 29, 2025	March 30, 2025	June 30, 2024	June 29, 2025	June 30, 2024
Pension actuarial losses (gains)	$127	$—	$(250)	$127	$(250)
Loss (gain) on foreign exchange contract	—	(561)	(4,154)	(561)	9,765

(6)
Under GAAP, when calculating diluted earnings per share, convertible debt must be assumed to have converted if the effect on EPS would be dilutive. Diluted shares assume the conversion of the convertible debt as the effect would be dilutive. Accordingly, for the quarter ended June 30, 2024, diluted shares included 4.9 million shares from the convertible note hedge transaction. For the six months ended June 30, 2024, diluted shares included 6.9 million shares from the convertible note hedge transaction.

CONDENSED CONSOLIDATED BALANCE SHEETS (In thousands)

	June 29, 2025	December 31, 2024
Assets
Cash and cash equivalents	$339,252	$553,354
Marketable securities	28,638	46,312
Accounts receivable, net	433,001	471,426
Inventories, net	350,505	298,492
Prepayments	412,981	429,086
Other current assets	19,230	17,727
Total current assets	1,583,607	1,816,397
Property, plant and equipment, net	559,813	508,171
Operating lease right-of-use assets, net	67,407	70,185
Marketable securities	120,684	124,121
Deferred tax assets	239,809	222,438
Retirement plans assets	11,922	11,994
Equity method investment	545,414	494,494
Other assets	54,503	49,620
Acquired intangible assets, net	58,233	15,927
Goodwill	520,470	395,367
Total assets	$3,761,862	$3,708,714
Liabilities
Accounts payable	$172,025	$134,792
Accrued employees’ compensation and withholdings	176,482	204,991
Deferred revenue and customer advances	123,989	107,710
Other accrued liabilities	110,143	90,777
Operating lease liabilities	19,770	18,699
Income taxes payable	72,856	67,610
Total current liabilities	675,265	624,579
Retirement plans liabilities	139,249	133,338
Long-term deferred revenue and customer advances	40,414	40,505
Deferred tax liabilities	6,756	1,038
Long-term other accrued liabilities	8,186	7,442
Long-term operating lease liabilities	54,691	57,922
Long-term income taxes payable	—	24,596
Total liabilities	924,561	889,420
Shareholders’ equity	2,837,301	2,819,294
Total liabilities and shareholders’ equity	$3,761,862	$3,708,714

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (In thousands)

	Quarter Ended		Six Months Ended
	June 29, 2025	June 30, 2024	June 29, 2025	June 30, 2024
Cash flows from operating activities:
Net income	$78,372	$186,273	$177,269	$250,470
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	27,312	25,573	52,835	48,927
Stock-based compensation	16,827	14,935	32,031	30,693
Equity in net earnings of affiliate	5,927	—	11,511	—
Amortization	4,077	4,631	8,856	9,397
Provision for excess and obsolete inventory	7,402	3,261	12,347	9,438
Losses (gains) on investments	(4,450)	2,624	(1,078)	13,090
Loss (gain) on sale of business	—	(57,486)	—	(57,486)
Deferred taxes	(7,187)	(7,161)	(14,998)	(16,830)
Retirement plan actuarial losses (gains)	127	(250)	127	(250)
Other	(317)	453	3,168	1,240
Changes in operating assets and liabilities, net of businesses acquired:
Accounts receivable	36,443	(46,156)	49,496	(54,211)
Inventories	7,342	24,034	(23,707)	17,102
Prepayments and other assets	17,230	11,101	30,879	22,190
Accounts payable and other liabilities	27,085	52,539	17,135	(53,009)
Deferred revenue and customer advances	2,857	4,183	13,056	2,739
Retirement plans contributions	(4,294)	(1,353)	(5,576)	(2,774)
Income taxes	(32,665)	(1,132)	(19,625)	2,622
Net cash provided by operating activities	182,088	216,069	343,726	223,348
Cash flows from investing activities:
Purchases of property, plant and equipment	(50,408)	(44,846)	(114,429)	(88,869)
Investments in businesses	(2,357)	(524,653)	(5,368)	(524,653)
Purchases of marketable securities	(6,396)	(11,715)	(17,150)	(27,757)
Acquisitions of businesses, net of cash and cash equivalents	(127,378)	—	(144,380)	—
Proceeds from the sale of a business, net of cash and cash equivalents sold	—	87,172	—	87,172
Proceeds from maturities of marketable securities	5,223	12,420	32,603	26,858
Proceeds from sales of marketable securities	2,854	555	8,487	21,289
Proceeds from life insurance	—	—	—	873
Net cash used for investing activities	(178,462)	(481,067)	(240,237)	(505,087)
Cash flows from financing activities:
Payments of borrowings on revolving credit facility	—	(185,000)	—	(185,000)
Dividend payments	(19,177)	(19,000)	(38,584)	(37,370)
Repurchase of common stock	(117,398)	(8,189)	(274,873)	(30,306)
Payments related to net settlement of employee stock compensation awards	(229)	(319)	(14,954)	(13,434)
Proceeds from borrowings on revolving credit facility	—	185,000	—	185,000
Issuance of common stock under stock purchase and stock option plans	—	4,902	14,792	21,836
Net cash used for financing activities	(136,804)	(22,606)	(313,619)	(59,274)
Effects of exchange rate changes on cash and cash equivalents	(3,202)	2,105	(3,972)	5,346
Decrease in cash and cash equivalents	(136,380)	(285,499)	(214,102)	(335,667)
Cash and cash equivalents at beginning of period	475,632	707,403	553,354	757,571
Cash and cash equivalents at end of period	$339,252	$421,904	$339,252	$421,904

GAAP to Non-GAAP Earnings Reconciliation

(In millions, except per share amounts)

	Quarter Ended
	June 29, 2025	% of Net Revenues	March 30, 2025	% of Net Revenues	June 30, 2024	% of Net Revenues
Net revenues	$651.8		$685.7		$729.9
Gross profit GAAP	373.0	57.2%	415.3	60.6%	425.8	58.3%
Inventory step-up	0.3	0.0%	0.2	0.0%	—	—
Gross profit non-GAAP	373.3	57.3%	415.5	60.6%	425.8	58.3%
Income from operations - GAAP	90.7	13.9%	120.8	17.6%	210.4	28.8%
Acquired intangible assets amortization	3.7	0.6%	4.6	0.7%	4.7	0.6%
Restructuring and other (1)	2.4	0.4%	14.5	2.1%	2.0	0.3%
ERP related expenses (2)	1.1	0.2%	0.7	0.1%	—	—
Inventory step-up	0.3	0.0%	0.2	0.0%	—	—
Loss (gain) on sale of business (3)	—	—	—	—	(57.5)	-7.9%
Income from operations - non-GAAP	$98.2	15.1%	$140.8	20.5%	$159.6	21.9%

			Net Income per Common Share				Net Income per Common Share				Net Income per Common Share
	June 29, 2025	% of Net Revenues	Basic	Diluted	March 30, 2025	% of Net Revenues	Basic	Diluted	June 30, 2024	% of Net Revenues	Basic	Diluted
Net income - GAAP	$78.4	12.0%	$0.49	$0.49	$98.9	14.4%	$0.61	$0.61	$186.3	25.5%	$1.18	$1.14
Amortization of equity method investment	7.4	1.1%	0.05	0.05	7.4	1.1%	0.05	0.05	—	—	—	—
Acquired intangible assets amortization	3.7	0.6%	0.02	0.02	4.6	0.7%	0.03	0.03	4.7	0.6%	0.03	0.03
Restructuring and other (1)	2.4	0.4%	0.02	0.01	14.5	2.1%	0.09	0.09	2.0	0.3%	0.01	0.01
ERP related expenses (2)	1.1	0.2%	0.01	0.01	0.7	0.1%	0.00	0.00	—	—	—	—
Inventory step-up	0.3	0.0%	0.00	0.00	0.2	0.0%	0.00	0.00	—	—	—	—
Pension mark-to-market adjustment (4)	0.1	0.0%	0.00	0.00	—	—	—	—	(0.3)	0.0%	(0.00)	(0.00)
Loss (gain) on sale of business (3)	—	—	—	—	—	—	—	—	(57.5)	-7.9%	(0.36)	(0.35)
Loss (gain) on foreign exchange contract	—	—	—	—	(0.6)	-0.1%	(0.00)	(0.00)	(4.2)	-0.6%	(0.03)	(0.03)
Exclude discrete tax adjustments	0.0	0.0%	0.00	0.00	0.9	0.1%	0.01	0.01	10.5	1.4%	0.07	0.06
Non-GAAP tax adjustments	(1.8)	-0.3%	(0.01)	(0.01)	(5.1)	-0.7%	(0.03)	(0.03)	(1.5)	-0.2%	(0.01)	(0.01)
Net income - non-GAAP	$91.6	14.1%	$0.57	$0.57	$121.5	17.7%	$0.75	$0.75	$140.0	19.2%	$0.89	$0.86

GAAP and non-GAAP weighted average common shares - basic	160.0				161.5				157.8
GAAP and non-GAAP weighted average common shares - diluted (5)	160.1				162.0				163.5

(1)
Restructuring and other consists of:

	Quarter Ended
	June 29, 2025	March 30, 2025	June 30, 2024
Employee severance (a)	$2.3	$11.4	$2.0
Lease terminations	0.1	2.0	—
Acquisition and divestiture related expenses	(0.4)	1.1	—
Other	0.4	—	—
	$2.4	$14.5	$2.0

(a)
For the quarter ended March 30, 2025, employee severance relates primarily to Robotics restructuring which impacted approximately 150 employees.
(2)
For the quarters ended June 29, 2025, and March 30, 2025, selling and administrative expenses included costs directly related to a planned ERP system implementation.
(3)
On May 27, 2024, Teradyne sold DIS, a component of the Semiconductor Test segment, to Technoprobe, for $85.0 million, net of cash and cash equivalents sold and a working capital adjustment.
(4)
For the quarters ended June 29, 2025, and June 30, 2024, adjustments to exclude actuarial gains and losses, respectively, recognized under GAAP in accordance with Teradyne’s mark-to-market pension accounting.
(5)
For the quarters ended June 30, 2024, non-GAAP weighted average diluted common shares included 4.9 million shares from the convertible note hedge transaction.

	Six Months Ended
	June 29, 2025	% of Net Revenues	June 30, 2024	% of Net Revenues
Net Revenues	$1,337.5		$1,329.7
Gross profit GAAP	788.3	58.9%	765.1	57.5%
Inventory step-up	0.6	0.0%	—	—
Gross profit non-GAAP	788.9	59.0%	765.1	57.5%
Income from operations - GAAP	211.5	15.8%	288.1	21.7%
Restructuring and other (1)	16.9	1.3%	6.4	0.5%
Acquired intangible assets amortization	8.3	0.6%	9.4	0.7%
ERP related expenses (2)	1.8	0.1%	—	—
Inventory step-up	0.6	0.0%	—	—
Equity modification charge (3)	—	—	1.7	0.1%
Loss (gain) on sale of business (4)	—	—	(57.5)	-4.3%
Income from operations - non-GAAP	$239.1	17.9%	$248.1	18.7%

			Net Income per Common Share				Net Income per Common Share
	June 29, 2025	% of Net Revenues	Basic	Diluted	June 30, 2024	% of Net Revenues	Basic	Diluted
Net income - GAAP	$177.3	13.3%	$1.10	$1.10	$250.5	18.8%	$1.61	$1.54
Restructuring and other (1)	16.9	1.3%	0.11	0.10	6.4	0.5%	0.04	0.04
Amortization of equity method investment	14.8	1.1%	0.09	0.09	—	—	—	—
Acquired intangible assets amortization	8.3	0.6%	0.05	0.05	9.4	0.7%	0.06	0.06
ERP related expenses (2)	1.8	0.1%	0.01	0.01	—	—	—	—
Inventory step-up	0.6	0.0%	0.00	0.00	—	—	—	—
Pension mark-to-market adjustment (5)	0.1	0.0%	0.00	0.00	(0.3)	0.0%	(0.00)	(0.00)
Loss (gain) on foreign exchange contract	(0.6)	0.0%	(0.00)	(0.00)	9.8	0.7%	0.06	0.06
Equity modification charge (3)	—	—	—	—	1.7	0.1%	0.01	0.01
Loss (gain) on sale of business (4)	—	—	—	—	(57.5)	-4.3%	(0.37)	(0.35)
Exclude discrete tax adjustments	0.9	0.1%	0.01	0.01	8.2	0.6%	0.05	0.05
Non-GAAP tax adjustments	(6.9)	-0.5%	(0.04)	(0.04)	(5.7)	-0.4%	(0.04)	(0.03)
Net income - non-GAAP	$213.2	15.9%	$1.33	$1.32	$222.6	16.7%	$1.43	$1.37

GAAP and non-GAAP weighted average common shares - basic	160.7				155.4
GAAP weighted average common shares - diluted (6)	161.1				162.9

(1)
Restructuring and other consists of:

	Six Months Ended
	June 29, 2025	June 30, 2024
Employee severance (a)	$13.7	$4.0
Acquisition and divestiture related expenses	1.6	2.2
Lease terminations	1.2	—
Other	0.4	0.2
	$16.9	$6.4

(a)
For the six months ended June 29, 2025, employee severance relates primarily to Robotics restructuring which impacted approximately 150 employees.
(2)
For the six months ended June 29, 2025, selling and administrative expenses included costs directly related to a planned ERP system implementation.
(3)
For the six months ended June 30, 2024, selling and administrative expenses included an equity charge of $1.7 million for the modification of Teradyne’s executives' retirement agreements.
(4)
On May 27, 2024, Teradyne sold DIS, a component of the Semiconductor Test segment, to Technoprobe, for $85.0 million, net of cash and cash equivalents sold and a working capital adjustment.
(5)
For the six months ended June 29, 2025, and June 30, 2024, adjustments to exclude actuarial gains and losses, respectively, recognized under GAAP in accordance with Teradyne’s mark-to-market pension accounting.
(6)
For the six months ended June 30, 2024, non-GAAP weighted average diluted common shares included 6.9 million shares from the convertible note hedge transaction.

GAAP to Non-GAAP Reconciliation of Third Quarter 2025 guidance:

GAAP and non-GAAP third quarter revenue guidance:	$710 million	to	$770 million
GAAP net income per diluted share	$0.62		$0.80
Exclude acquired intangible assets amortization	0.03		$0.03
Exclude equity method investment amortization	0.05		$0.05
Non-GAAP tax adjustments	(0.01)		$(0.01)
Non-GAAP net income per diluted share	$0.69		$0.87

For press releases and other information of interest to investors, please visit Teradyne’s homepage at http://www.teradyne.com.

Contact:	Teradyne, Inc.
Traci Tsuchiguchi 978-370-2444
Vice President of Corporate Relations